EXHIBIT 99.10

PACIFIC CAPITAL BANCORP 401(K) PLAN NON-TRANSFERABLE SUBSCRIPTION RIGHTS ELECTION FORM

Investor ID Number

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN PACIFIC CAPITAL BANCORP’S PROSPECTUS DATED [•], 2010 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BNY MELLON SHAREOWNER SERVICES (BY CALLING, IF YOU ARE LOCATED WITHIN THE U.S., CANADA OR PUERTO RICO, (866) 339-6260 (TOLL FREE) OR IF YOU ARE LOCATED OUTSIDE THE U.S., (201) 680-6579 (COLLECT)).

Pacific Capital Bancorp (the “Company”) is offering (the “Rights Offering”) to its shareholders of record as of 4:01 p.m., New York City time, on August 30, 2010 (the “Record Date”) non-transferable rights (each, a “Subscription Right”) to purchase up to an aggregate of 726,975,565 shares of the Company’s common stock, no par value (the “Common Stock”), at a subscription price of $0.20 per share (the “Subscription Price”). Each shareholder of record as of the Record Date will receive, at no charge, 15.335 Subscription Rights for each share of Common Stock owned on the Record Date. Each Subscription Right will allow the holder thereof to subscribe to purchase one share of Common Stock at the Subscription Price. Subscription Rights may only be exercised in whole numbers; the Company will not issue fractional Subscription Rights and will round all of the Subscription Rights down to the nearest whole number. (See the reverse side for further instructions)

SEE INSTRUCTIONS ON THE REVERSE SIDE

2 SHARES TO SUBSCRIBE

WHOLE SHARES

1 Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the election form or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X Signature of Stockholder

Date

Daytime Telephone #

X Signature of Stockholder

Date

Daytime Telephone #

3

REFERENCE NUMBER

SHARES TO SUBSCRIBE

SUBSCRIPTION RIGHTS

RECORD DATE SHARES

PACIFIC CAPITAL BANCORP EXERCISE OF SUBSCRIPTION RIGHTS

A. Number of shares of Common Stock subscribed for through the exercise of Subscription Rights:             Shares of Common Stock.

[Enter the amount in Box 2 here.]

B. Total Subscription Price (Line A multiplied by $0.20): $

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico

1-866-339-6260 (Toll Free)

From outside the U.S.

1-201-680-6579 (Collect)

WHERE TO FORWARD YOUR SUBSCRIPTION RIGHTS MATERIALS

By Mail:

BNY Mellon Shareowner Services

Attn: Corporate Action Dept.

P.O. Box 3301

South Hackensack, NJ 07606

By Overnight Courier or By Hand:

BNY Mellon Shareowner Services

Attn: Corporate Action Dept., 27th Floor

480 Washington Boulevard

Jersey City, NJ 07310

THE DEADLINE FOR EXERCISING THE ELECTION FORM EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON [Š], 2010.

(Instructions continued from the reverse side)

You have been granted the number of Subscription Rights indicated on the reverse side, which entitles you to subscribe for an equal number of shares of Common Stock. The number of Subscription Rights was determined by multiplying the number of shares you owned on the Record Date by 15.335 and, if there was a fraction remaining, rounding down to the nearest whole number.

The deadline for exercising the Election Form expires at 5:00 p.m., New York City time, on [Š], 2010 unless the Company decides, in its sole discretion, to extend the deadline or cancel the Rights Offering earlier.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus, which you should read carefully in its entirety. Please also read carefully accompanying Important Information on the Rights Offer which has been provided to you with this Subscription Rights Election Form.

By executing this Subscription Rights Election Form on the reverse side, the undersigned hereby acknowledges and agrees to the following terms and conditions: (1) at the time of submitting this Subscription Rights Election Form, the undersigned agrees to deliver the full purchase price for all shares of Common Stock, (2) a statement in lieu of certificates representing shares of Common Stock duly subscribed and paid for will be issued as soon as practicable after the termination of the Rights Offering in accordance with the terms of the Prospectus and (3) the undersigned agrees to all terms and conditions of the Prospectus, which is incorporated herein by reference, and of this Subscription Rights Election Form.

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION RIGHTS ELECTION FORM

1 Sign and date Box 1 and include your day time phone number.

2 If you wish to irrevocably exercise all or any of the Subscription Rights in the Rights Offering, please check this box and indicate the number of Subscription Rights that you wish to irrevocably exercise.

3 Please refer to the accompanying document titled “Important Information on the Rights Offering” for further instructions on how to participate in the Rights Offering.

THE DEADLINE FOR EXERCISING THE ELECTION FORM EXPIRES AT 5:00 P.M. , NEW YORK CITY TIME,

ON [Š], 2010.